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PERFICIENT, INC.                                      PROPRIETARY & CONFIDENTIAL


                                  EXHIBIT 10.18


                              SUBCONTRACT AGREEMENT

         This Subcontract Agreement is made as of November 4, 1999 ("Date") by and between Plumtree, Inc. ("Company") with principal offices at 500 Sansome St, San Fransisco, CA. 94111 and Perficient, Inc. ("Consultant") with principal offices at 7600 - B North Capital of TX Hwy, Suite 220, Austin, TX 78735.

         1.       SCOPE OF SERVICES; PROJECT ASSIGNMENTS

                  1.1 Company may issue Project Assignments to Consultant in the form attached to this Agreement as EXHIBIT A ("Project Assignment"). Subject to the terms of this Agreement, Consultant shall render the services (the "Services") and provide the deliverables (the "Deliverables") as set forth in the Project Assignment(s) accepted in writing by Consultant by the completion dates set forth therein.

                  1.2 Each Project Assignment shall provide the specific Services authorized by Company, the schedule or term, the applicable rates and charges therefor, and other appropriate terms and conditions.

                  1.3 Each Project Assignment shall provide acceptance criteria for the Services and Deliverables described in such Project Assignment ("Acceptance Criteria"). Upon completion of such Services and Deliverables, Consultant shall notify Company of such completion ("Notice"). For the Services and Deliverables described in each such Project Assignment, Company shall have five (5) business days (the "Acceptance Period") from receipt of Notice to determine whether the completed Services and Deliverables conform to the applicable Acceptance Criteria. Upon expiration of the Acceptance Period, the completed Services and Deliverables shall be deemed accepted by Company unless Consultant has received from Company prior to the expiration of the Acceptance Period a written statement detailing any nonconformance ("Notice of Nonconformance"). If Consultant receives a Notice of Nonconformance during the Acceptance Period, Consultant shall re-perform such Services and provide substitute Deliverables, at no cost to Company for Consultant's time expended. The Acceptance Period and procedure of this Section shall repeat itself with respect to such re-performed services and substitute Deliverables until accepted or deemed accepted by Company ("Acceptance").

         2.       PAYMENT

                  2.1 Training Period: Each individual with no prior experience with Company's products shall be considered a trainee for a period of 4 weeks during which the following applies:

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PERFICIENT, INC.                                      PROPRIETARY & CONFIDENTIAL

                          a. Company shall provide a one week training class
at no charge to each individual hired by Consultant on their behalf.

                          b. During the one (1) week training class for a new
individual, Consultant shall not invoice Company for either hours or out of pocket expenses.

                          c. In the period of 3 weeks following the
completion of the training class, Consultant will bill Company for an individual's time at 50% of the individual's standard rate assuming 100 utilization on an internal or external assignment. Utilization will be computed based on an eight (8) hour day x the number of business days in a billing period. Company shall pay all out of pockets expenses incurred as a result of such assignments (e.g. travel, per-diems) during said period.

                  2.2 Company shall pay Consultant the fees identified in the applicable Project Assignment for time incurred by Consultant in performance of its obligations, as adjusted to reflect any changes in the scope of work that Company authorizes in writing, and to which Consultant agrees in writing. Company shall also reimburse Consultant for any actual, reasonable travel and out-of-pocket expenses incurred in performing Services. The fees do not include taxes, shipping or insurance. If Consultant is required to pay any federal, state or local taxes based on the Services or Deliverables, such taxes will be billed to and paid by Company. Consultant shall be responsible for taxes based on Consultant's net income.

                  2.3 Unless invoicing is tied to deliverable milestones specified under a given Project Assignment, Consultant will invoice Company monthly for work done by Consultant during the preceding month. All invoices are due and payable thirty (30) days after the invoice date. Invoices not paid within such period shall accrue interest at the rate of 1.5% per month or the maximum rate allowed by law, whichever is less.

         3.       CONFIDENTIALITY

                  3.1 Except for purposes permitted under this Agreement, each party hereby agrees to not disclose or use any materials or information received by it hereunder which are marked as confidential or proprietary, or if disclosed verbally, reduced to writing and marked confidential within thirty (30) days after the date of disclosure ("Confidential Information"). Each party agrees to take precautions to prevent any unauthorized disclosure or use of the other party's Confidential Information consistent with precautions used to protect such party's own confidential information, but in no event less than reasonable care. The obligations of the parties hereunder shall not apply to any materials or information which a party can demonstrate, through documented evidence (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving party, generally known or available; (b) is known by the receiving party at the time of receiving such information as evidenced by its records; (c) is hereafter furnished to the receiving party by a third party, as a matter of right and without restriction on disclosure; (d) is independently developed by the receiving party without

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PERFICIENT, INC.                                      PROPRIETARY & CONFIDENTIAL

use of any Confidential Information; or (e) is the subject of a written permission to disclose provided by the disclosing party. Notwithstanding any other provision of this Agreement, disclosure of Confidential Information shall not be precluded if such disclosure:

                          a. is in response to a valid order of a court or
other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto in order that such other party may obtain a protective order requiring that the Confidential Information so disclosed be used only for which the order was issued and the responding party uses reasonable efforts to have such information be treated as confidential and under seal;

                          b. is otherwise required by law; or

                          c. is otherwise necessary to establish rights or
enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

                  3.2 Notwithstanding anything to the contrary herein, Consultant's use or dissemination of information of general application which may be retained in the memory of employees of Consultant, including formulae, patterns, compilations, programs, devices, methods, techniques or processes, shall not be considered a breach of Consultant's confidentiality obligations.

                  3.3 In the event of any breach of this Section, the parties agree that the non-breaching party will suffer irreparable harm for which money damages would be an inadequate remedy. Accordingly, the non-breaching party shall be entitled to seek injunctive relief, in addition to any other available remedies at law or in equity.

         4.       INTELLECTUAL PROPERTY

                  4.1 All right, title and interest to any copyrights, patents or other intellectual property rights embodied in Deliverables or other works developed by Consultant in the course of providing the Services, including but not limited to, any new or useful art, discovery, improvement, technical development, or invention, whether or not patentable, and all related know-how, designs, mask works, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artworks, software or other copyrightable or patentable work (collectively, "Rights"), are the sole and exclusive property of Company and/or its licensors. Consultant is hereby granted a non-exclusive, worldwide license under the Rights to use, reproduce and create derivative works of the Deliverables on engagements entered into on behalf of Company.

                  4.2 Consultant has the necessary right, title, and interest to produce the Deliverables and provide the Services to Company, and Deliverables will be free of liens

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PERFICIENT, INC.                                      PROPRIETARY & CONFIDENTIAL

and encumbrances, and do not infringe any third party intellectual property rights. Consultant shall indemnify and hold Company harmless from any claims that Deliverables infringe any third party intellectual property rights. Consultant's indemnity obligations under this Section shall not exceed the amount payable by Company to Consultant under the Project Assignment related to such alleged infringement, provided, however, that if such infringement is caused by the deliberate or willful misconduct of Consultant, the amount of such indemnity shall be limited to Company's actual damages (including reasonable attorney fees).

                  4.3 Except as prohibited pursuant to Article 3 ("Confidentiality"), Consultant may in its sole discretion develop, use, market and license any products or services that are similar or related to those developed or performed by Consultant for Company. Consultant shall not be required to disclose to Company information concerning any developments that Consultant considers confidential.

         5.       SOFTWARE LICENSE

                  5.1 Company will provide Consultant with copies of any Company's software programs and/or other software code and related documentation which Consultant requires access to in order to perform Services or provide Deliverables pursuant to a Project Assignment
(collectively, the "Software"). Company grants Consultant a royalty-free, revocable, and nonexclusive license to possess, install and use the Software for such limited purposes and for internal use.

         6.       RECORDS AND REPORTING

                  6.1 Consultant shall maintain complete and accurate records of the work performed hereunder, the amounts invoiced and hours worked. Such records shall be in accordance with standard accounting practices and shall include, but not be limited to, time sheets and receipts for reimbursable expenses.

                  6.2 Company shall have the right to inspect and audit Consultant's records at Consultant's place of business during normal business hours at any time during the term of this Agreement and for a period of one
(1) year thereafter, upon giving Consultant thirty (30) days prior written notice. Any information received or acquired by Company during such audit shall be deemed Confidential Information of Consultant and subject to the use and disclosure restrictions set forth herein.

         7.       LIMITED WARRANTY; DISCLAIMER

                  Consultant warrants the Services and Deliverables and will conform to the Acceptance Criteria and generally accepted industry standards and practices for similar deliverables or services. If Consultant fails to perform the Services or provide the Deliverables as warranted, and Company reports such failure to Consultant in writing

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PERFICIENT, INC.                                      PROPRIETARY & CONFIDENTIAL

during the thirty (30) day period after Acceptance, Consultant will, without charge for its time expended, re-perform the Services and provide substitute Deliverables as necessary. At Consultant's option and in its sole discretion, Consultant may elect not to re-perform the Services or provide Substitute Deliverables and instead, refund certain amounts paid by Company and terminate this Agreement or the applicable Project Assignment. The above is Company's sole and exclusive remedy for breach of warranty by Consultant with regard to the provision of Services and Deliverables. EXCEPT FOR THE WARRANTY PROVIDED IN THIS ARTICLE 7 ("LIMITED WARRANTY; DISCLAIMER"), CONSULTANT MAKES NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE) REGARDING THE SERVICES OR ANY DELIVERABLE.

         8.       TERM AND TERMINATION

                  This Agreement is effective as of the Effective Date and will continue in perpetuity unless terminated as set forth below. Either party may terminate this Agreement, with or without cause, at any time upon ninety (90) days prior written notice to the other party. However, no such termination will be effective until any outstanding Project Assignments have been completed. The rights and obligations contained in Articles 2 ("Payment"), 3 ("Confidentiality") 4 ("Intellectual Property"), 7 ("Limited Warranty;Disclaimer"), 8 ("Term and Termination"). 10 ("Limitation of Liability") and [11 or 12] ("General Terms and Conditions") shall survive any termination or expiration of this Agreement.

         9.       INDEPENDENT CONTRACTOR

                  Consultant agrees that it is an independent contractor and that it will perform under this Agreement as an independent contractor. Nothing in this Agreement shall be deemed to make Consultant an agent, employee or partner of Company. Consultant shall not be entitled to any of the fringe benefits of Company and shall have no authority to bind, commit, contract for or otherwise obligate Company in any manner whatsoever. Furthermore, Consultant shall withhold and pay Social Security, income taxes, and other employment taxes for itself and its employees.

         10.      LIMITATION OF LIABILITY

                  Notwithstanding any other provisions of this Agreement, Consultant's liability to Company under any particular Project Assignment is limited to the amounts paid to Consultant under such Project Assignment. Furthermore, neither party will be liable to the other party or any third party for any loss of use, interruption of business or any special, incidental, exemplary or consequential damages of any kind (including lost profits), regardless of the form of action, whether in contract, tort (including negligence), strict product liability or otherwise, even if Consultant has been advised of the possibility of such damages. The foregoing provisions limiting damages and excluding

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PERFICIENT, INC.                                      PROPRIETARY & CONFIDENTIAL

consequential damages are independent of any exclusive remedies for breach of warranty set forth herein.

         11.      INSURANCE

                  11.1 Consultant agrees to carry Workers Compensation
Insurance.

                  11.2 Consultant agrees to carry Commercial General Liability insurance covering all operations of the Consultant with a combined single limit of $1,000,0000.

                  11.3 Consultant agrees to carry Automobile Liability Insurance covering bodily injury and property damage liability arising out of the use by or on behalf of the Consultant with combined limits not less than $500,000.

                  11.4 Consultant agrees to carry Errors and Omissions Insurance covering loss or damage arising out of negligent acts or errors or omissions which arise from professional services provided by Consultant under this Agreement with limits no less than $500,000 per occurrence.

                  11.5 Upon request Consultant will provide evidence of the coverage listed above in the form of certificates of insurance or copies of insurance policies.








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PERFICIENT, INC.                                      PROPRIETARY & CONFIDENTIAL

         12.      GENERAL TERMS AND CONDITIONS

                  12.1 During the term of this agreement and for a period of one (1) year thereafter both parties mutually agree not to solicit or hire any employee of either company, or any person who has within the prior six
(6) months been an employee of either company without the express written permission of both parties.

                  12.2 In the event that any dispute arises between the parties hereto with regard to any of the provisions of this Agreement or the performance of any of the terms and conditions hereof, the prevailing party in any such dispute shall be entitled to recover costs and expenses associated with resolving such dispute, including but not limited to reasonable attorneys' fees expert witness fees and costs and fees on appeal.

                  12.3 This Agreement is governed in all respects by the laws of the United States of America and the State of Texas as such laws are applied to agreements entered into and to be performed entirely within Texas between Texas residents, without regard to its conflict or choice of law principles.

                  12.4 All notices or reports permitted or required under this Agreement shall be in writing and shall be by personal delivery, telegram, telex, telecopier, facsimile transmission, or by certified or registered mail, return receipt requested, and deemed received upon personal delivery, five (5) days after deposit in the mail, or upon acknowledgment of receipt of electronic transmission. Notices shall be sent to the addresses set forth on the signature page or such other address as either party may specify in writing. Notices shall be sent to the applicable designated person identified in the applicable Project Assignment.

                  12.5 If any provision of this Agreement is unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole. In such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or court decisions.

                  12.6 The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself

                  12.7 Company acknowledges that the laws and regulations of the United States may restrict the export and re-export of commodities and technical data of United States origin, including the Deliverables. Company agrees that it will not export or re-export the Deliverables in any form, without the appropriate United States and foreign governmental licenses.

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PERFICIENT, INC.                                      PROPRIETARY & CONFIDENTIAL

                  12.8 Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages, or any other cause beyond the reasonable control of such party.

                  12.9 Neither party may assign, voluntarily, by operation of law or otherwise, any rights or delegate any duties under this Agreement without the other party's prior written consent, except in the case of a merger, acquisition, reorganization, consolidation, reincorporation or sale of all or substantially all of the assets of the party. Any attempt to do so without that consent will be void. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

                  12.10 This Agreement (including any fully executed Project Assignments) completely and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior or contemporaneous proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement shall not be modified except by a subsequently dated written amendment or supplemental Project Assignment signed on behalf of Consultant and Company by their duly authorized representatives, and any provision on a Project Assignment purporting to supplement or vary the provisions hereof shall be void.

         IN WITNESS WHEREOF, the parties have executed this Project Assignment as of the date last written below.

"Consultant"                                         "Company"

              Perficient, Inc                      Plumtree Software
By:                                       By:
              -------------------------            -----------------------------
Name:         Andrew J. Roehr             Name:
                                                   -----------------------------
Title:        Chief Technology Officer    Title:
                                                   -----------------------------







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